UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 9, 2015 (February 6, 2015)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Bering Drive
Suite 201
Houston, Texas 77057
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 6, 2015, and effective February 1, 2015, Minerco Resources, Inc. (“Licensor”), we entered into an Agreement (the “Brand Licensing Agreement”) with New World Beverage, LLC, (“Licensee”) a Colorado Limited Liability Company where the Licensee acquires the exclusive rights Worldwide (the “Territory”) to use The Herbal Collection ™ (the “Brand”) on and in connection with the marketing, distribution and sale of the Brand.

The summary of the Agreement is as follows (the entire Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):

License.

a)
Licensor hereby grants to Licensee, subject to the terms and conditions hereof, the exclusive license in the Territory to use Licensor's Brand, Know-how and commercial and technical information to market, distribute  and sell the Products and any other products it manufactures using the Brand to {commercial} customers, which shall include all rights to use in advertising, publicity, or otherwise, any other trademark, trade name or names, or any contraction, abbreviation, or simulation thereof, on and in connection with the marketing, distribution and sale of the Products.

b)	Licensor shall provide information on all Know-how, technical information, techniques, and other technical information, as requested, within a commercially reasonable period of time.

c)	Licensee shall have the right to grant sublicenses provided that such sublicensees agree to abide by the terms of this Agreement to the same extent as if they were a licensee.

d)
Licensor acknowledges that Licensee may hereafter enter into licenses with third parties regarding the sale of other similar products and such sale shall not be deemed to be a breach of this Agreement.

e)	Licensor agrees that except for the license herein granted to Licensee it shall not license or sell any products similar to the Products or any other products in connection with the Brand.

Initial License Fee.

a)
Fee. In consideration for the costs incurred by Licensor for intellectual property, trademarks and prototypes and/or inventory of Products, inclusive of any raw material costs, Licensee shall pay Licensor an initial license fee of One Hundred Thousand Dollars ($100,000) according to the schedule: (1) $50,000 upon the execution of this Agreement; and (2) $50,000 within 180 days of the execution of this Agreement, as an advance against license fees due under paragraph 4 below. The Fee is payable in cash or in the form of a Convertible Promissory Note(s) naming the Licensor as the Note holder.

b)	Maintenance of Trademarks. During the Term, Licensor shall be responsible for filing, prosecuting and maintaining any patents or trademarks licensed by Licensor related to the Brand.

c)
Services to be Provided by Licensor or its Affiliated Entities. The parties acknowledge that Licensor (singularly, through its subsidiaries and/or through its partners) will provide or cause to be provided certain introductory services, product development and brand management support services for the Brand. Licensor acknowledges that one of the incentives for Licensee to enter into this Agreement was its agreement to provide the following services or to cause the following services to be provided at cost to Licensee:

●	Distribution Support (initially in Southern California)

●	Brand Management and Presentations

●	Capital Raising Support

●	General Organizational and Business Support

●	Partner and Acquisition Support

Percentage Fee and Milestone Payments.

a)
Percentage Fee.  The Licensee and Licensor agree that the profit to be recognized by each party shall be earned and distributed as follows:  (i) twenty-six percent (26%) of the net profit derived from the sale of Products under the Brand shall be earned by and distributed to Licensor and (ii) seventy-four percent (74%) of the net profit derived from the sale of Products under the Brand shall be earned by and distributed to Licensee as license fees.  For the purposes hereof, “net profit” shall mean the gross amount invoiced to third parties by Licensee less the sum of: (a) trade, cash and quantity discounts or rebates actually allowed or taken; (b) credit or allowances given or made for rejection of or return of previously sold Products or for retroactive price reduction; (c) charges for insurance, freight and other transportation costs directly related to delivery of the Products; (d) sales, transfer and other excise taxes levied on the sale of the Products; and (e ) all operating expenses directly attributable to the sales of Products under the Brand. If the Licensor and Licensee cannot mutually agree on (a), (b), (c) (d) or (e ) above, on (a), (b), (c),(d) or (e ) above will be determined by generally accepted beverage industry accounting principles. The payment by the Licensee to the Licensor shall be within thirty (30) days following the calendar month in which payment for the net profit was received. No percentage fee payment shall be made to Licensor until such time as the aggregate percentage fee payments earned by Licensor exceed One Hundred Thousand Dollars ($100,000).  The percentage fee shall be computed and paid in accordance with Licensee’s accounting records.  All withholding and other taxes that may be imposed on Licensee shall be deducted from the payment of such fees upon provision to Licensor of an official receipt evidencing payment of such taxes.  All out-of-pocket expenses related to the manufacture of the Products after the date hereof shall managed by, and the responsibility of, Licensee. Licensor shall have the right to assign and/or sell its revenue interest to a third party upon thirty (30) days prior written notice.

b)
Milestone Payment.  If at any time the Licensee’s gross sales of Products under the Brand exceeds Five Million Dollars ($5,000,000), then Licensee shall pay to Licensor a one-time cash milestone payment equal to Two Hundred and Fifty Thousand Dollars ($250,000), payable within thirty days of the end of the first fiscal year in which such gross sales are achieved.

Term. The initial term of this Agreement shall be for one (1) year from the date hereof unless earlier terminated pursuant to the terms hereof. Thereafter, so long as Licensee is not in default, this Agreement may be extended by Licensee for one (1) additional year under such terms and conditions as may be mutually agreed to by the parties Licensor. If the parties are unable to agree to renewal terms then, at the election of the Licensee, in its sole discretion, this Agreement shall continue for an additional one (1) year term upon the same terms and condition contained in this agreement. If this Agreement is terminated before the end of the initial term then the Licensee, its agents or sublicensees shall not engage, directly or indirectly, in any part of the business of manufacturing, marketing or servicing of Products based upon or derived from Licensor Know-how for a period of five (5) years.

The foregoing description of the Brand Licensing Agreement is qualified in its entirety by reference to the full text of the Brand Licensing Agreement, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Brand License Agreement, dated February 6, 2015				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINERCO RESOURCES, INC.

Dated: February 9, 2015	By:	/s/ V. Scott Vanis
V. Scott Vanis